As filed with the Securities and Exchange Commission, September 1, 2015

Registration No. 333-205835

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No.1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IWEB, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7310	47-3149295
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Dmitriy Kolyvayko

Chief Executive Officer

8952 Bracken Clift Ct.

Las Vegas, Nevada 89129

(760) 471-5043

(Address and telephone number of registrant’s principal offices)

Copies to:

Law Office of Andrew Coldicutt

1220 Rosecrans Street, PMB 258

San Diego, CA 92106

Info@ColdicuttLaw.com

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed offering price per share(2)	Proposed maximum aggregate offering price(4)	Amount of registration fee(3)

Common Stock (1)	1,250,000	$0.10 per share	$125,000	$14.53

Total:			$125,000	$14.53

(1)	1,250,000 shares of common stock offered by the Company
(2)	There is no current market for the securities. Although the Registrant’s common stock has a par value of $0.0001, the Registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the Registrant has valued the common stock, in good faith and for purposes of the registration fee. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(3)	Registration Fee has been paid via Fedwire.
(4)	Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I – INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated September 1, 2015

IWEB, Inc.

$125,000

Up To 1,250,000 Shares of Common Stock Offered By the Company

The name of our company is IWEB, Inc., and we were incorporated in the State of Nevada on February 17, 2015. This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock Market. Our sole officer and director will offer and sell, on our behalf, up to 1,250,000 shares of our common stock at $.10 per share on a best efforts basis that will not utilize a third party underwriter or broker-dealer (the “Offering”).  Our sole officer and director will not receive any compensation for selling Shares in the Offering.  Our sole officer and director will solicit investments in the Shares from friends, family and those persons with which he has a prior business relationship and that he reasonably believes would have an interest in investing in the Company.  Our sole officer and director will distribute to all interested investors a copy of the Company’s then effective Prospectus.

Completion of this Offering is not subject to us raising a minimum amount of money.  The Offering is intended to be a self-underwritten public offering, with no minimum purchase requirement. We may receive no proceeds from this Offering and potential investors may end up holding shares in a company that has not received enough proceeds to fully begin its operations and has no market for its shares. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this Offering.

This Offering will terminate 180 days from the effective date of this Prospectus (the “Termination Date”), unless extended by the Board of Directors for an additional 90 days, although we may close the Offering on any date prior to the Termination Date, if the Offering is fully subscribed or upon the vote of the Board of Directors.  Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the Offering as of that date.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained.  A market maker is needed to file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so that the shares of our common stock may be quoted on an inter-dealer quotation system such as the OTC Markets or the Nasdaq OMX.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require to be completed, submitted or approved, if at all.

This Offering involves a high degree of risk.  Please see Risk Factors starting on page 6 to read about factors you should consider before buying any of the Shares pursuant to this Offering.

	Offering Price ($)	Offering Expenses ($)	Net Proceeds to Us if 25% of Shares Sold (312,500 Shares) ($)	Net Proceeds to Us if 50% of Shares Sold (625,000 Shares) ($)	Net Proceeds to Us if 75% of Shares Sold (937,500 Shares) ($)	Net Proceeds to Us if 100% of Shares Sold (1,250,000 Shares) ($)

Per Share	0.10	0.10	0.10	0.10	0.10	0.10

Total (3)	125,000	12,500(2)	18,750	50,000	81,250	112,500

(1)	The total amount of offering expenses is estimated to be $12,500. See “Use of Proceeds” for additional information.

(2)	There are no underwriting discounts or commissions being paid in connection with this offering. Our director will not receive any compensation for his role in offering or selling the shares in this offering.

(3)	Net Proceeds includes the deduction of offering expenses estimated to be $12,500.

The information in this Prospectus is not complete and may be changed.  The Company may not sell the Shares until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective.  This Prospectus is not an offer to sell the Shares nor is it a solicitation of an offer to buy the Shares in any state where the offer or sale is not permitted.

There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your shares publicly.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investment in the common stock offered by this prospectus involves a high degree of risk. You may lose your entire investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 1, 2015

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You should rely only on the information contained in this Prospectus and in any Prospectus Supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

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ITEM 3. PROSPECTUS SUMMARY

IWEB, Inc.

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors” on page 6, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “IWEB” refer to IWEB, Inc., a Nevada corporation.

Our Business

We were incorporated under the laws of the State of Nevada on February 17, 2015.

Our general business strategy is to design web sites for clients, manage advertising campaigns and to develop and become a company that provides better search engine optimization (“SEO”) software and techniques to smaller clients. We will be actively engaged in in providing high impact internet marketing strategies to small internet based businesses and people seeking to create websites. We believe that there is a niche in this area as smaller companies are not coveted by the big internet advertising firms and they cannot afford to pay the higher fees demanded by large SEO web design companies. We will also be developing applications for the iOS and Android platforms.

We currently do not have patents on our IWEB website designs. Please refer to “Description of Our Business.” We have minimal revenues of 5,970 since inception, have only completed four client websites, have small revenue since inception, do not have any employees, our CEO has little experience in web design, we have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We may not generate sufficient revenues even if we are able to gain market acceptance for our web design and related services. Accordingly, we will be dependent on future financings in order to maintain our operations and continue our research and development. Please refer to “Risk Factors.”

The minimum amount of proceeds required to have an operating business for the next 12 months is $50,000, the sum of the professional, legal fees, accounting, auditing and filling fees plus the web site fees. We will not be capable of going on if we do not raise at least 40% of the offering. If we raise less than 40% of our offering we plan to proceed with our business plan as stated. We will resort to borrowing funds from our director or selling additional common stock. If we are unable to raise a minimum of $50,000 from this offering and/or obtain such minimum amount in combination with other potential sources of equity and/or debt financing on a timely basis, we will only be able to maintain minimal operations and will not be able to expand our business. We do not have any arrangements to sell additional shares at this time other than the proceeds from this offering.

In the event that we raise at least $50,000 from the sale of shares in this offering (i.e., 40% of the shares being offered are sold), during the next 12 months, we will be able to have an operating business and meet our minimum public company reporting requirements, allow for marketing of our Company, including purchasing computer equipment, furniture fixtures and equipment.  At this level the Company would be able to fully implement Stage I and Stage II of our Plan of Operations by further developing our website, and setting up the Pay Per Click advertising campaigns for our clients. We would not be able to implement Stage III or Stage IV of our Plan of Operations.

If 100% of the offered Shares are sold the Company will receive the maximum proceeds of $112,500 after paying the Company’s offering expenses. The Company plans to allocate the net proceeds from this Offering as follows: $35,000 towards Computer Equipment and software, $15,000 to the Marketing Budget, $10,000 to Initial Lease Payments and Deposits, $15,000 for Working Capital, $5,000 for Security Deposits, $20,000 for our Furniture Fixtures and Equipment, and $2,500 for insurance. If we raise the full amount from this Offering we will be able to complete all four Stages in our Plan of Operations.

If 75% of the offered Shares are sold the Company will receive $81,250, after paying offering expenses. In this case, the Company plans to cut the Computer Equipment budget to $26,250, cut the Marketing Budget $11,250, cut our FF&E expenses to $15,000, lower the Initial Lease and deposits to $7,500. We will still allocate $1,875 for insurance. If we sell 75% of the offered Shares we will still be able to purchase better computer equipment and have sufficient marketing budget that we will have the ability to get our name out in the market; though to a lesser extent than if we raised the full 100%. If we raise 75% of the Offering the Company would be able to fully implement Stage I and Stage II and III our Plan of Operations by further developing our website, and setting up the Pay Per Click advertising campaigns for our clients. We would be able to implement Stage III by creating branding for our customers and implementing our content management programs for our clients. We would not be able to fully implement Stage IV of our Plan of Operations, we would still be able create some simpler mobile phone applications; however, we would not be able to hire any personnel.

If 50% of the offered Shares are sold the Company would receive $50,000, after paying offering expenses. The Company would further cut the Computer Equipment budget to $22,500. The Company would not be able lease office space. The Company still plans on spending $7,500 on the marketing of our Company, and we would still spend $10,000 on FF&E; however, we would significantly cut the working capital to $1,250. We will still allocate $1,250 for insurance for the director, officer, products, and general liabilities. At this level the Company would be able to fully implement Stage I and Stage II of our Plan of Operations by further developing our website, and setting up the Pay Per Click advertising campaigns for our clients. We would still be able to implement a portion of Stage III by creating branding for our customers but at a lesser extent than if we were fully funded. At this level of financial raise we would be constrained in implementing our content management programs for our clients and would not be able to create mobile phone applications or hire any personnel.

If the Company sells 20% of the Shares under the Offering it would be severely restricted in its operating plans and only have sufficient proceeds to cover offering expenses, operate the Company for the year, and it will have to pay the remainder of the expenses out of additional financing which it has not yet received. The Company will still spend $6,000 on the Computer Equipment and $6,500 on Marketing of our Company, but we would not have sufficient proceeds to hire any staff and initiate growth. In this instance, it will have to seek out additional capital from alternate sources to fully execute the plan of operations. If such funds are not available the business would likely fail and any investment would be lost. If we only raise 20% of the Offering, we will only be able to partially implement Stage I of our Plan of Operations. We would be able to further develop our web design business and have a small marketing campaign, but we would not be able to implement the Pay Per Click Advertising or any of the other Stages in our Plan of Operations.

See “Use of Proceeds” “Description of Business - The Company - Plan of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.

Since there is no minimum amount of shares that must be sold by the company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).

The Company’s fiscal year end is June 30th.

 Where You Can Find Us

Our office is located at 8952 Bracken Clift Ct., Las Vegas, Nevada 89129.

The telephone number is (760) 471-5043. Our website is www.iweblife.com.

 Our History

We were incorporated under the laws of the State of Nevada on February 17, 2015.

On February 17, 2015, we appointed Dmitriy Kolyvayko to be the President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company.

We received our initial funding of $1,000 through the sale of common stock to our President, Dmitriy Kolyvayko, who purchased 5,000,000 shares of our common stock at $0.0002 per share on February 17, 2015.

About this offering

This Prospectus relates to a total of 1,250,000 shares of common stock of IWEB, Inc., a Nevada corporation.

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Shares being Registered by the Company

This is the Company’s initial public offering.  The Company is offering 1,250,000 Shares of its common stock for sale in a self-underwritten, best-efforts offering.   The Company will receive up to $125,000 in the event that all the 1,250,000 shares of common stock are sold, of which there can be no assurance.

The proceeds, if any, will be used for general working capital purposes.  This offering will terminate on the earlier of the sale of all of the shares offered or 180 days after the date of the prospectus, unless extended an additional 90 days by the board of directors.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.   Our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies.  Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Terms Of The Offering

As of the date of this prospectus, The Company has 5,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 1,250,000 shares of its Common Stock for sale at the price of $.10 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Dmitriy Kolyvayko will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Kolyvayko is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Kolyvayko will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities. Mr. Kolyvayko is not, nor has he been within the past 12 months, a broker or dealer, and he has not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Kolyvayko will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Kolyvayko has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

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Securities Being Offered by the Company:	1,250,000 shares of Common stock, par value $0.0001, on a best-efforts basis
Offering Price per Share:	The offering price per share is: $.10 per share for the 1,250,000 shares offered by the Company;
Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.
Net Proceeds to The Company:	$125,000, if all the shares are sold (Total Net Offering Proceeds).
Use of Proceeds:	The Company intends to use the proceeds for day to day business operations. We anticipate that any net proceeds we receive in connection with the sale of the shares will be used for continued development of our products and for general corporate purposes and working capital.
Number of Shares Outstanding Before the Offering	5,000,000
Number of Shares Outstanding After the Offering:	Up to 6,250,000, if all the shares are sold.
Registration Costs:	Management estimates the total offering registration costs to be $12,500.

The Company’s officer, director and control person does not intend to purchase any shares in this offering.

Jumpstart Our Business Startups Act:

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”).  For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following June 30, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1).  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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SUMMARY FINANCIAL DATA

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from February 17, 2015 (date of inception) to June 30, 2015, included on Page F-1 in this prospectus and the reviewed financial statements for the period ended June 30, 2015.

Financial Summary	June 30, 2015 ($)

Cash and Deposits	$6,970
Total Assets	$6,970
Total Liabilities and stockholders’ equity	$895

Statement of Operations	Accumulated From February 15, 2015 (Inception) to June 30, 2015 ($)

Revenues	$5,970
Cost of Revenues	—
Total Expenses	$895
Net income for the Period	$5,075

We have currently operations and a small revenue. Our net profit at June 30, 2015, was $5,075. We anticipate that we will continue to generate revenue and increase our capitalization.

Risk Associated With Our Business

Corporate Background

IWEB, Inc. is a company is in its early development that formed in the State of Nevada on February 17, 2015. Our strategy is to design web sites for clients, manage advertising campaigns and to develop and become a company that provides better search engine optimization (“SEO”) software and techniques to smaller clients. We will be actively engaged in in providing high impact internet marketing strategies to small internet based businesses and people seeking to create websites. We believe that there is a niche in this area as smaller companies are not coveted by the big internet advertising firms and they cannot afford to pay the higher fees demanded by large SEO web design companies. We will also be developing applications for the iOS and Android platforms.

The accompanying financial statements have been prepared assuming IWEB will continue as a going concern.  As discussed in Note 1 to the financial statements, IWEB has generated minimal cash flow from operations and has accumulated losses since inception.  These factors raise substantial doubt about IWEB’s ability to continue as a going concern.  IWEB is in the development stage and to date has generated minimal revenue.  In a developing company, management devotes most of its activities to the development and marketing of the Company’s products and services.  The financial statements have been prepared on a going concern basis, which implies that IWEB will continue to realize its assets and discharge its liabilities in the normal course of business.  IWEB is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  There is no guarantee that IWEB will be able to raise any equity financing or generate profitable operations. As of June 30, 2015, IWEB has accumulated losses of $nil since inception.  These factors raise substantial doubt regarding IWEB’s ability to continue as a going concern.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words.

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These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis,” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

Risks Related to Our Business and Industry

We are in early stages of development and have small operational activities since inception.

We have earned minimal revenues. In addition, we have net profit $5,075 for the period from our inception (February 17, 2015) through June 30, 2015.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our consolidated financial statements as of and for the period ended June 30, 2015. Because we have generated only minimal revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. The fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

To date, we have relied primarily upon cash from the private sale of equity securities and our operation activities.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated.  As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.  We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all.  If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations. Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

We manage our business towards the achievement of long-term growth, which may not be consistent with the short-term expectations of some investors, and may cause significant fluctuations in our quarterly results.

As a company, we believe in the long term. As a public company, this will not change. If opportunities arise that might cause us to sacrifice our performance with respect to short-term financial or business metrics, but that we believe are in the best interests of our stockholders, we will take those opportunities. We plan to continue to manage our business towards the achievement of long-term growth that we believe will positively impact long-term stockholder value, and not towards the realization of short-term financial or business metrics, or short-term stockholder value.

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We focus on growing our customer base by launching new and innovative core functionality and value added services to address our customers’ evolving business needs, developing new products for adjacent markets and additional sales opportunities, and improving the experience of our users across our targeted markets. We prioritize product innovation and user experience over short-term financial or business metrics. We will make decisions that reduce our short-term operating results if we believe that these decisions are consistent with our strategic objective to achieve long-term growth. These decisions may not be consistent with the short-term expectations of some investors, and may cause significant fluctuations in our operating results from period to period. In addition, notwithstanding our intention to make strategic decisions that positively impact long-term stockholder value, the decisions we make may not produce the long-term benefits we expect.

Following this offering, our executive officer, director and principal stockholder will control a majority of the combined voting power of our outstanding capital stock. As a result, he will be able to continue to exercise significant influence and control over the establishment and implementation of our future business plans and strategic objectives, as well as control all matters submitted to our stockholders for approval. This person may manage our business in ways with which you disagree and which may be adverse to your interests.

Because we only have minimal revenues, we expect to incur operating losses for the foreseeable future.

We have generated minimal revenues .Prior to building our website and our search engine optimization algorithms, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the development of our web designing and search engine optimization, we will fail and you will lose your entire investment.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of Dmitriy Kolyvayko, our sole Officer and Director. The loss of his services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with our officer, nor do we have key person insurance covering his loss.

Our future success may be dependent upon our obtaining intellectual property rights and know-how and protecting these rights.

The key assets of the Company will be in its obtaining of licenses and intellectual property rights, its know-how and the expertise, capabilities and relationships brought to the Company by its management. The Company will continue to develop its intellectual property portfolio, trademark and currently has no patents pending on our search engine optimization techniques or web designs. As the business progresses, the Company will continually build out its portfolio of owned and licensed intellectual property, and take all appropriate steps to protect these rights. No assurances can be given that the Company will be successful in building out its portfolio of owned and licensed intellectual property and in protecting these rights.

Our success is tied to the adequacy of the internet infrastructure.

Our future revenues and profits, if any, substantially depend upon the continued widespread use of the internet as an effective medium of business and communication. Factors which could reduce the widespread use of the internet include:

•	actual or perceived lack of security of information or privacy protection;
•	possible disruptions, computer viruses or other damage to the internet servers or to users’ computers; and
•	excessive governmental regulation.

We have little control over these factors or their effect on our business.

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Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including Securities Exchange Commission (the “SEC”) regulations and NASDAQ Market rules, are creating uncertainty for companies. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products, production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

Our products may not gain commercial or market acceptance, which would prevent us from achieving increased revenues and market share.

The development of a successful market for our products may be adversely affected by a number of factors, many of which are beyond our control, including:

•	our failure to produce products or services that compete favorably against other products or services on the basis of cost, quality, and performance;
•	any limitations or perceived inefficiencies;
•	the willingness of the target population to try our services or products and whether or not customers will accept our services or products; and
•	the strength of marketing, service and product support and timing of market introduction.

If our services or products fail to gain market acceptance, we would be unable to realize revenues, gain or increase market share and achieve and sustain profitability.

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

Mr. Dmitriy Kolyvayko is our President, Secretary Treasurer, and sole director. In order to grow and implement our business plan, we would need to add managerial talent in sales, technical, and finance to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Should we lose the services of Dmitriy Kolyvayko, our founder, President, Secretary, Treasurer and sole director, our financial condition and proposed expansion may be negatively impacted.

Our future depends on the continued contributions of Dmitriy Kolyvayko, our founder, President, Secretary, Treasurer and sole director, who would be difficult to replace. The services of Mr. Kolyvayko are critical to the management of our business and operations. We do not maintain key man life insurance on Mr. Kolyvayko. Should we lose the services of Mr. Kolyvayko and be unable to replace his services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

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Because we do not have an audit or compensation committee, shareholders will have to rely on the one member of our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our sole director. Because our directors are not independent, there is a potential conflict between their or our interests and our shareholders’ interests since Dmitriy Kolyvayko, our board member is also our President, Secretary and Treasurer who will participate in discussions concerning management compensation and audit issues that may affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The market for online marketing services and web design is highly competitive and has low barriers to entry. Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, and an established client base.

These competitors may be able to adapt more quickly to new or emerging online marketing technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sales of their services than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and market demands. As a result, our service and technology may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate market demands, develop new services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new services or enhanced versions of existing services. Also, we may not be able to adapt new or enhanced services to emerging industry or governmental standards.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mr. Kolyvayko, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

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RISKS RELATING TO OUR COMMON SHARES

We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, of which 5,000,000 shares are issued and outstanding. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Additionally, the terms of any preferred stock that we might issue may substantially dilute the voting rights of our then-current stockholders, or may require us to pay significant dividends before any distributions may be made to our other stockholders.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight:

•	ssets forth the basis on which the broker or dealer made the suitability determination; and
•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTC Markets after the registration statement relating to this Prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so. There is no assurance that a market maker will file an application for quotation of our stock, or that such an application, if filed, will be accepted.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

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Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common Stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common Stock may find it difficult to sell their shares.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board or other Over-the-Counter market following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of capital stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

There is no public market for our Common Stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our Common Stock.

We intend to apply for listing with Standard and Poor’s Corporate Manual, a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide us with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S.  Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

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Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by persons who purchase shares under this prospectus.   In these states, territories and district, so long as we obtain and maintain a listing with Standard and Poor’s Corporate Manual or in Mergent, Inc., secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district.  These 39 states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming.   We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective.  Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Voting control of our common stock is possessed by Dmitriy Kolyvayko. This concentration of ownership could discourage or prevent a potential takeover of IWEB, Inc. that might otherwise result in your receiving a premium over the market price for your common stock.

The voting control of our common stock is possessed by Dmitriy Kolyvayko, our President, Chief Executive Officer, Treasurer and Director, who was issued 5,000,000 shares, or 100%, of our common stock for $1,000 in the year 2015. Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Dmitriy Kolyvayko has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock. After this Offering, assuming all of the shares in this Offering are sold, which there can be no guarantee, Mr. Kolyvayko will still retain 80% ownership and control in the Company.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

All of the currently outstanding shares of our Common Stock are ‘‘restricted securities’’ within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be

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resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our stockholders being that the OTC Markets (if and when listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only over the OTC Markets. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. None of our currently outstanding shares of Common Stock have been held for one year or more. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective director, officer or advisors with respect to, among other things:

•	trends affecting the Company’s financial condition, results of operations or future prospects
•	the Company’s business and growth strategies
•	the Company’s financing plans and forecasts
•	the factors that management expects to contribute to its success and the Company’s ability to be successful in the future
•	the Company’s business model and strategy for realizing positive results when sales begin
•	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;
•	expenses
•	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results
•	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects
•	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared
•	the impact of new accounting pronouncements on its financial statements
•	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months
•	the Company’s market risk exposure and efforts to minimize risk
•	development opportunities and its ability to successfully take advantage of such opportunities
•	regulations, including anticipated taxes, tax credits or tax refunds expected
•	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements
•	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results, and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove

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incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company’s inability to raise additional funds to support operations if required
•	the Company’s inability to effectively manage its growth
•	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments
•	the Company’s inability to successfully compete against existing and future competitors
•	the effects of intense competition that exists in the industry
•	the effects of an economic downturn and its effect on consumer spending
•	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to the Company’s business or lack of growth in the business, may result in significant write-downs or impairments in future periods
•	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters
•	financial community perceptions of the Company and the effect of economic, credit and capital market conditions on the economy and,
•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

ITEM 4. USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means the Company will receive $125,000 if all of the Shares of Common Stock offered hereunder are purchased. However, the Company cannot guarantee that it will sell any or all of the Shares being offered by the Company. The “Use of Proceeds” Chart below estimates the use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	1,250,000 Shares Sold (100%)	937,500 Shares Sold (75%)	625,000 Shares Sold (50%)	250,000 Shares Sold (20%)
Gross Offering Proceeds	$125,000	$93,750	$62,500	$25,000
Approximate Offering Expenses (1)
SEC Filings	1,000	1,000	1,000	1,000
Transfer Agent	1,000	1,000	1,000	1,000
Misc. Expenses	500	500	500	500
Legal and Accounting	10,000	10,000	10,000	10,000
Total Offering Expenses	12,500	12,500	12,500	12,500
Total Net Offering Proceeds	112,500	81,250	50,000	12,500
Principal Uses of Net Proceeds (2)
Initial Lease Payments and Deposits	$10,000	$7,500	-	-
Working Capital	$15,000	$8,125	$1,250	-
FF&E	$20,000	$15,000	$10,000	-
Leasehold Improvements	$5,000	$3,750	$2,500	-
Security Deposits	$5,000	$3,750	$2,500	-
Insurance	$2,500	$1,875	$1,250	-
Computer Equipment	$35,000	$26,250	$22,500	$6,000
Marketing Budget	$15,000	$11,250	$7,500	$6,500
Miscellaneous Costs	$5,000	$3,750	$2,500	-
Total Principal Uses of Net Proceeds	$112,500	$81,250	$50,000	$12,500
Amount Unallocated	-0-	-0-	-0-	-0-

(1) Offering expenses have been rounded to $12,500 and have heretofore been partially paid from the proceeds from the Company’s sale of shares to its President.

(2) Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

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If 100% of the offered Shares are sold the Company will receive the maximum proceeds of $112,500 after paying the Company’s offering expenses. The Company plans to allocate the net proceeds from this Offering as follows: $35,000 towards Computer Equipment and software, $15,000 to the Marketing Budget, $10,000 to Initial Lease Payments and Deposits, $15,000 for Working Capital, $5,000 for Security Deposits, $20,000 for our Furniture Fixtures and Equipment, and $2,500 for insurance. If we raise the full amount from this Offering we will be able to complete all four Stages in our Plan of Operations.

If 75% of the offered Shares are sold the Company will receive $81,250, after paying offering expenses. In this case, the Company plans to cut the Computer Equipment budget to $26,250, cut the Marketing Budget $11,250, cut our FF&E expenses to $15,000, lower the Initial Lease and deposits to $7,500. We will still allocate $1,875 for insurance. If we sell 75% of the offered Shares we will still be able to purchase better computer equipment and have sufficient marketing budget that we will have the ability to get our name out in the market; though to a lesser extent than if we raised the full 100%. If we raise 75% of the Offering the Company would be able to fully implement Stage I and Stage II and III our Plan of Operations by further developing our website, and setting up the Pay Per Click advertising campaigns for our clients. We would be able to implement Stage III by creating branding for our customers and implementing our content management programs for our clients. We would not be able to fully implement Stage IV of our Plan of Operations, we would still be able create some simpler mobile phone applications; however, we would not be able to hire any personnel.

If 50% of the offered Shares are sold the Company would receive $50,000, after paying offering expenses. The Company would further cut the Computer Equipment budget to $22,500. The Company would not be able lease office space. The Company still plans on spending $7,500 on the marketing of our Company, and we would still spend $10,000 on FF&E; however, we would significantly cut the working capital to $1,250. We will still allocate $1,250 for insurance for our director, officer, products, and general liabilities. At this level the Company would be able to fully implement Stage I and Stage II of our Plan of Operations by further developing our website, and setting up the Pay Per Click advertising campaigns for our clients. We would still be able to implement a portion of Stage III by creating branding for our customers but at a lesser extent than if we were fully funded. At this level of financial raise we would be constrained in implementing our content management programs for our clients and would not be able to create mobile phone applications or hire any personnel.

If the Company sells 20% of the Shares under the Offering it would be severely restricted in its operating plans and only have sufficient proceeds to cover offering expenses, operate the Company for the year, and it will have to pay the remainder of the expenses out of additional financing which it has not yet received. The Company will still spend $6,000 on the Computer Equipment and $6,500 on Marketing of our Company, but we would not have sufficient proceeds to hire any staff and initiate growth. In this instance, it will have to seek out additional capital from alternate sources to fully execute the plan of operations. If such funds are not available the business would likely fail and any investment would be lost. If we only raise 20% of the Offering, we will only be able to partially implement Stage I of our Plan of Operations. We would be able to further develop our web design business and have a small marketing campaign, but we would not be able to implement the Pay Per Click Advertising or any of the other Stages in our Plan of Operations.

See “Description of Business - The Company - Plan of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.

The funds from this Offering may not be used to pay Dmitriy Kolyvayko for his services to the Company, prior to, during, and subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the foregoing “Use of Proceeds” chart and the explanations thereto. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart. To the extent the offering proceeds do not cover any professional fees incurred by the Company, management anticipates paying for any such expenses out of any additional funding or revenues the Company receives.

If the Company requires additional funding, it will seek such funds from friends, family, and business acquaintances of our officer and director in order to continue operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on acceptable terms since the Company has not received any firm commitments or indications of interest from the friends, family members, or business acquaintances of our officer and director regarding potential investments in the Company.

ITEM 5. DETERMINATION OF OFFERING PRICE

We have proposed a selling price of $.10 per share. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Consequently, we cannot determine what the actual value of our common stock will be either now or at the time of sale. If our shares become quoted on the Over-The-Counter Bulletin Board, our shareholders may sell all or a portion of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

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ITEM 6. DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the arbitrary determination of the offering price of the Shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by the existing stockholders.

As of June 30, 2015, the net tangible book value of the Company shares was $0 or approximately $(0.00) per share, based upon 5,000,000 shares outstanding.

We are offering shares of our common stock at a fixed Offering Price of $0.10 per share through this Offering.  Since inception, February 17, 2015, our sole officer and director has purchased shares of our common stock for $0.0002 per share.  Following is a table detailing dilution as of June 30, 2015, to investors if 100%, 75%, or 50%, of the Offering is sold.

	100% of offered Shares are sold	75% of offered Shares are sold	50% of offered Shares are sold
Offering Price	$.10 per share	$.10 per share	$.10 per share
Net tangible book value at 6/30/15	$0.00 per share	$0.00 per share	$0.00 per share
Net tangible book value after giving effect to the Offering	$0.02per share	$0.016 per share	$0.011 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.02 per share	$0.016 per share	$0.011 per share
Per Share Dilution to New Investors	$0.08 per share	$0.084 per share	$0.089 per share
Percent Dilution to New Investors	80%	0.84%	89%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by the existing stockholders and by new investors in this offering:

	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Our Officer and Director	$0.0002	5,000,000	80%	$1,000
Investors in This Offering	$ .10	1,250,000	20%	$125,000

ITEM 7. SELLING STOCKHOLDERS

Our current shareholder is not selling any of the Shares being offered in this Prospectus.

ITEM 8. PLAN OF DISTRIBUTION

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits the Company’s officer and director to sell the Shares being offered by the Company directly to the public, with no commission or other remuneration payable to him for any Shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. The sole officer and director will sell the Shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on the Company’s behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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The Company’s officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.	Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Its officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates do not intend to purchase any Shares in this offering.

Additionally, our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Terms of the Offering, Shares being Offered by the Company

The Shares being offered by the Company will be sold at the fixed price of $.10 per Share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

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Procedures and Requirements for Subscription

If you decide to subscribe for any Shares being sold by the Company in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. Subscriptions, once received and accepted by the Company, are irrevocable. All checks for subscriptions should be made payable to the IWEB, Inc.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Trading History

There is currently no public or other market for our Common Stock, and we cannot guarantee that any such market will develop in the foreseeable future. We intend to engage one or more registered broker-dealers to file an application with FINRA on our behalf so as to be able to quote the shares of our Common Stock on OTC Markets Pink Sheets. As of the date of this Prospectus, we have not identified any such broker-dealers and are not in negotiations with any. There can be no assurance that any such broker-dealer will ever file such an application, or that such an application, if filed, will be accepted.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of Common Stock, with a par value of $0.0001 per share. As of June 30, 2015, there were 5,000,000 shares of our Common Stock issued and outstanding. Our shares are held by One (1) stockholder of record. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

The authorized capital stock of the Company consists of no shares of preferred stock.

Share Purchase Warrants

Prior to this offering, we have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 1,250,000 shares are sold, the present stockholder will own 80% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 20% of its outstanding shares. Stockholders have no pre-emptive rights.

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Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements for the year ending June 30, 2015 that have been included in this prospectus have been audited by KLJ & Associates, LLP.

Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Andrew Coldicutt has passed upon the validity of the shares being offered and certain other legal matters and is representing the Company in connection with this offering.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

A. Description of the Business

We were incorporated in the State of Nevada on February 17, 2015. Our general business strategy is to develop and become a company that provides better search engine optimization (“SEO”) software and techniques to smaller clients. We will be actively engaged in in providing high impact internet marketing strategies to small internet based businesses and people seeking to create websites. We believe that there is a niche in this area as smaller companies are not coveted by the big internet advertising firms and they cannot afford to pay the higher fees demanded by large SEO web design companies. In a future we will be developing applications for the iPhone and Android platforms.

Our ability to obtain the necessary financing to complete the development of the application and to become profitable is dependent on raising money in the future.

On February 17, 2015, we appointed Dmitriy Kolyvayko to be the President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Company.

We received our initial funding of $1,000 through the sale of common stock to our President, Dmitriy Kolyvayko, who purchased 5,000,000 shares of our common stock at $0.0002 per share on February 17, 2015.

We have never declared bankruptcy, have never been in receivership, and we have never been involved in any legal action or proceedings. Neither we, nor our officer, director, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of another acquisition or merger.

Since we have a specific business plan, which we have begun to execute, by forming this company, creating our own website at www.iweblife.com, have created contracts for clients, completed four client websites, have begun the process of raising funds to further implement our business plan and we have no plan to engage in a merger or acquisition of another entity, we believe that we are not a blank check company described in Rule 419 under the Securities Act of 1933.

We are a developing company and have generated minimal revenue to date. We currently have no employees.

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As discussed in the Notes to the Financial Statements included in this Registration Statement, as of June 30, 2015, we had a small revenue and had positive cash flow of $6,970 for the period from February 17, 2015 (commencement of operations) to June 30, 2015. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period from February 17, 2015 (commencement of operations) to June 30, 2015. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

The Company

Business Strategy

We will be actively engaged in providing high impact internet marketing strategies to internet based businesses and small businesses seeking to create websites. Our services will also attempt to elevate the place of customers’ websites in search engine rankings for selected keywords that describe the product or service offered by the customer. The process of elevating a website’s rankings is known as search engine optimization, or SEO, and it involves the use of keywords and algorithms for relevant content.

The Company will also help customers manage their monthly advertising expenditures through pay-per-click, or PPC advertising which allows business owners to immediately appear on the first page of a web search. By using pay-per-click, a company can automatically increase the presence of its website; we feel that this avenue of growth to a new business can be very important, as the business will be able to generate highly predictable advertising fees on a month to month basis for these services.

We will also, provide customers with the web application development services for many different computing needs. The primary focus of these services is the development of websites using different types of templates such as: HTML, Word Press, MotoCMS HTML, OpenCart.

When we design and create a website and marketing campaign for a customer we believe we are building an online identity for that customer and thereby, allowing the formation of a potential consumer audience wishing to purchase that customers product or service.  We will discuss and work with the customer to establish a brand identity that clearly communicates our customers’ core values as well as making it instantly recognizable.

Once we have established our web design, advertising and SEO portion of our business we will also design and develop mobile applications for ourselves and customers on the iOS, Android and Windows phones platforms.

Products & Services

Website Development

We plan the primary revenue creator for our business to be the development of website applications including customized websites for small to medium sized businesses. Within this aspect of the business, the Company will charge approximately $500 to $2,000 for each project undertaken by the Company. Customers that use our services will be seeking to develop an expansive e-commerce, or application intensive website. Through our areas of expertise, we will be able to provide small, and medium sized businesses with enterprise level applications customizable for any purpose.

Internet Marketing

Our secondary revenue stream for the Company will be our marketing and advertising services. We will help customers manage their monthly advertising expenditures through pay-per-click advertising which allows business owners to immediately appear on the first page of a web search and control the advertising costs by setting a maximum budget per month. By using pay-per-click, a company can automatically increase the presence of its website, by attracting internet viewers who are interested in the product or service that the customer provides. Pay-per-click advertising to a new business can be very important, as the business will be able to generate highly predictable advertising fees on a month to month basis for these services and attract potential customers.

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We will also assist companies with email and traditional advertising campaigns. We will help build emails that the customer can send to its client lists to update them on upcoming events and sales, and in that way can make sure that the customer can keep in touch with its’ clients.

Search Engine Optimization (SEO)

We also intend on providing search engine optimization services. This service works by examining the keywords of any given website, and then applying these keywords to search engines that the Company enrolls its customers in. This service provides users with the ability to appear on the direct search engine results for their selected keywords.

Search engines such as Google, Yahoo, MSN, Ask.com, and many others use complicated algorithms to rank specific websites based on their relevance to the keyword. By adding keyword rich content to a website, the Company will be able to proactively increase the clients’ website’s visibility by integrating their keywords into these search directories. The technical aspect behind SEO service is highly complex, and management will provide a potential investor with a technical specification document outlining the structure of how these services are rendered.

We believe that in the future this will be our larger source income for our business, and management expects that the Company will generate $500 to $5,000 per client that uses the Company’s line of internet marketing services. Our web design services are designed to be search engine friendly and will be integrated with the Company’s SEO services.

Branding and visual representation

We will also build an identity for our customers. When designing a company’s website and online brand we understand and take care in the knowledge that we are forming a potential audience who will want to purchase a product or service from our customer.  We will research and discuss with our customer what they want to portray to their customers and then establish a brand identity that clearly communicates those customer core values as well as making our customers business instantly recognizable.

Mobile Apps

Design and develop mobile smartphone applications for ourselves and for clients on the iOS, Android and Windows phones platforms.

Sales and Marketing

We believe that the most effective and efficient marketing channel for us, is through the internet, smartphone ads and by word of mouth. Online or internet marketing is comparatively more cost-effective than traditional local and print media marketing campaigns. Although, the Company will emphasize its advertising on internet marketing channels, we will not ignore other effective marketing tools also, such as word of mouth marketing, smartphone ads and possibly radio or television spots. iWeb will fully implement its business plan, through our website iweblife.com.

iWeb, Inc. intends to maintain an extensive marketing campaign that will ensure maximum visibility for the business in its targeted market. Below is an overview of the marketing strategies and objectives of the Company.

Marketing Objectives

The company will use a variety of online marketing tools and channels including:

Our website is the first step of implementing our business. Our website will be enhanced and completed soon after the completion of this offering. All iWeb services available will be described in detail on our website and our own design will show potential customers what we are capable of producing, we will also post our clients websites as examples of other work we have completed.

Social media has currently proven itself the most cost-effective and efficient medium to communicate with potential customers and to get the Company name and services noticed by potential customers. Due to the popularity

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of social media we will also use all sources of social media marketing that are available to us. This will also allow us to show our potential clients our ability to design and create, through the use of our social media account designs and website links.

We also plan on targeting local businesses by implementing a local campaign in the Company’s directed market, the Las Vegas area, via the use of web advertising, flyers, local newspaper advertisements, word of mouth, clients’ recommendations and referrals. We will begin our focus for new clients in the Las Vegas area because there are many small businesses that are based there. We believe that with the large amount of tourism, the growing use by tourists of internet searches from computers and smartphones to search for taxis, limousines, restaurants, souvenir shops and others that we will be able to assist those companies in being found by those searches, by creating their websites, and assisting them with their SEO; thereby, increasing their clientele.

Lastly we plan on establishing relationships with small businesses and through professional networking using the internet and various community meetings and trade shows. In the future, our marketing teams will create a virtual network with our potential customers. Networking will be very helpful in bringing us references of potential clients and spreading information about our web design, advertising and SEO abilities by word of mouth.

Our ability to generate advertising and referral revenue will be due in large part to our ability to get traffic to our website and social media.

Marketing Strategies

Mr. Kolyvayko intends on using a number of marketing strategies that will allow iWeb to easily target people and business owners within our directed market. These strategies include social media, SEO, pay-per-click advertisements, traditional print advertisements and ads placed on search engines on the internet.

We will also use an internet based advertising strategy. This is very important as a web design and SEO company we need to prove to potential customers that we are good at what we do, and one of the best ways to prove that is to have a great website that is easy to find through search engines. To further that online presence our founder, Mr. Kolyvayko will register the Company with online portals so that potential customers can easily reach the business. The Company will further develop its own online website: iweblife.com

The Company will maintain print and traditional advertising methods within local markets to promote the internet and web development services that the Company is selling. The amount of that advertising that the Company is able to establish will be based on the level of funding received from this Offering.

Industry

Widespread adoption of the internet as a source for attracting prospective customers, customer relations and overall distribution of corporate message has increased the need for an online presence for businesses, from large corporations to small enterprises. Prior to the widespread adoption of the internet, content was primarily distributed through traditional media, such as newspapers, magazines and television. Increased access to the internet as a result of extensive broadband penetration and the rapid proliferation of connected mobile devices and wearable technology devices is driving significant growth in demand for online content.

As a result, there has been an exponential increase in the number of websites and mobile applications created and the amount of content available digitally. Concurrently, search technology has continued to improve the organization of and access to the broad range of websites and online information, reshaping consumer behavior and expectations for discovering credible and relevant information online.

Industry Analysis

The technical consulting and web design industry has been increasing over the last five years. Rapid increases and developments in computer technology have caused the average user to rely on computer professionals to handle their web development, internet marketing, and search engine optimization needs. In the United States, the market for computer services is immense. Last year approximately $300 billion dollars was spent nationwide on computer and computer related services.

As time progresses, management expects that the number of businesses operating within the web design and search engine optimization market will continue to grow as these services are heavily in demand. This segment of the computer consulting industry is relatively new as many companies have realized that in order to thrive online, an expansive marketing and advertising campaign is needed to continually draw traffic to their website.

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The popularity of these services has skyrocketed over the last few years as many search engines now allow for special placement among online directories. Furthermore, the use of pay-per-click advertising has allowed many smaller internet businesses to thrive on the web. We will seek to capitalize on these trends by assisting companies in the design of their website, the implementation of SEO programs and by managing PPC marketing campaigns. These services will provide the Company with an ongoing stream of revenue on a month-to-month basis.

Search Engine Optimization (SEO) Trends

The internet has fundamentally changed the consumption of media. In contrast to consumers' relatively passive consumption of traditional media, the proliferation of the internet and social media has enabled consumers to seek out and interact with content across an increasing number of competing websites. As a result, consumers are changing the way they discover content online, increasingly typing queries into web search engines to discover and access content from the millions of websites on the internet. Further, advancements in web search technology and the popularity of social media have enhanced the ability to find specific content associated with personal needs and interests, leading to migration of the consumer base away from content consumed on traditional portals.

There is constant change in the world of search engine optimization. Google, the dominant player in the search engine sphere, regularly puts out new updates to the search algorithm that makes its service so popular. Some of the most recent changes were the October 2014 updates to the Panda and Penguin content policing systems that made it clear once again that SEO marketing companies need to focus on search engine optimization strategies that provide value to web surfers.

Search Engine Land reports on yet another change coming down from Google: mobile will now play a bigger role when calculating a website’s search engine ranking. More specifically, if a company website earns a “mobile-friendly” label from Google, it will gain serious points when it comes time for Google’s search engine robots to catalog and rank content. Google’s announcement that mobile optimized sites are being looked at favorably shouldn’t come as a surprise to any search marketing company. Digital commerce is quickly moving to mobile platforms.

Pricing

Every order or request is unique and individual to that customer and therefore it is not possible to define or constrain our pricing. However, as we plan on targeting small to medium size business we need to stay competitive and we will try and offer services from a very basic level of services starting at around $500 up to a much more detailed and all-encompassing level which will cost more. The final decision on what we will charge our customer will be made after a detailed consultation with the customer on their thoughts and desires and our research into the customer’s business. Basically cost will be determined by how complicated the assignment is and the time required for its execution.

Customer Demographics

Any online business that is seeking to expand their online presence is a potential client of ours. As such, the demographic categories for these businesses is excessively large as there are hundreds of thousands of internet entrepreneurs that are seeking to acquire the same clientele as us.

Below is a short list of basic demographics that we will target through the marketing strategies discussed above:

-	Commercial internet enterprises that have annual sales of $100,000 or more;
-	Currently spends $500 to $1,000 a month on advertising;
-	Is seeking to expand internet presence;
-	Is looking to spend $10,000 to $20,000 on a social marketing campaign; and,
-	Is willing to spend $5,000 to $10,000 on search engine optimization services.

However, we are looking for any size of companies with any income, who want to improve their online presence and increase sales. We will represent client companies located around the world and in every type of business, as we pride ourselves on being able to take on any task. We understand that our customers’ business ideas and their perspective for the future of their companies is important, and we will base our designs and strategies for our customer based on those principles.

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Plan of Operations

We expect to complete our offering within two to six months from the effective date of our registration statement.

To date, we have focused on providing individualized web design services to clients on a contract basis. The average length of our web design contracts is from one to two months. Thus far we have built four client websites, provided consultation about new sites look and visibility. .

We do not have any contracts in place that have long-term ongoing commitments from clients.  Our plan over the next twelve months is to expand our web design client base, to develop a variety of SEO and subscription-based services that will allow us to generate a steady stream of revenue and to incorporate online advertisement management services to our current service offerings.

Our twelve-month plan of operations is as follows:

Stage I.  Website Development and Pay Per Click Advertising

Period: July 2015 – October 2015;

We plan on further developing our web design business and building bigger and more complicated web sites for our clients. We will also serve our customers who want to serve online ads on their website, or may need to implement a Pay Per Click advertising campaign to advertise their goods and services. We plan to develop a range of services to address both publishers’ (websites that serve ads from ad networks) and advertisers’ needs. By purchasing a monthly subscription package, our clients will get custom designed ad campaigns that we will fully manage for them.

Stage II.   Search Engine Optimization.

Period: November 2015 – January 2016;

 In order to keep up with search engine companies changes to the algorithms, SEO updates should be implemented and refined on an ongoing basis. Regular optimization efforts are very important, as search engines are known for revising their algorithms. We plan to offer 2-3 different packages of monthly website optimization services, based on service hours provided. The allotment of hours may be used towards solutions such as keyword research, SEO copywriting, optimized website coding, naming strategy improvements, internal link building or inbound link building.

Stage III.  Branding and Content Management

   Period: February 2016 – May 2016;

We plan to develop a branding and content management service that will allow us to brand our customer in a way that will allow our customers to be easily recognized by its current and potential clients as well as describe its products and/or services. We also plan to implement social management and monitoring system linked to the customer’s website. The system will incorporate links to all relevant social media pages such Facebook, Twitter, LinkedIn, Instagram and any other social networks or forums in which the client is active as a company.

Stage IV.  Mobile Phone Applications and the Hiring of Personnel.

   Period: June 2016 – September 2016;

  Once the effective development of our web site design, advertising and SEO services are operational, we plan on also developing and designing mobile applications for smartphones. We will create the mobile applications both for ourselves and for our clients. Currently we rely on our sole officer and director as a content creator for each specific project. Once we have enough clients, we plan to hire a full-time content creator and a part-time graphic designer. To date we rely on our sole officer and director, who is focused on signing new clients, designing web sites and marketing campaigns, maintaining and attempting to increase our business with existing clients.

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Patents, Trademarks and Licenses

We currently do not have any patents or trademarks; and we are not party to any license, franchise, concession, or royalty agreements or any labor contracts.

Competition

The online content and media market we participate in is new, rapidly evolving and intensely competitive. Competition is expected to intensify in the future as more companies enter the space. We compete for business on a number of factors including return on marketing investment, price, access to targeted audiences and quality. Competition in the online advertising and marketing industry is also highly fragmented. Our competition is any company that provides one or more of our company’s core service offerings.

Our competition includes Advertising Firms, Public Relations Companies, Web Design Companies, Graphic Design Companies, and Search Engine Optimization Firms.  Our competitors range in size from small, local independent firms and individuals to very large conglomerates. Such fragmentation can mean that a small business owner can employ more than one advertising and marketing agency to get a needed mix of web design and online marketing services for their desired budget. The online media marketing industry is always evolving with thousands of new competitors entering the market every year. It is becoming very difficult for companies to distinguish themselves in the market and gain new customers.

In addition to competitors, many businesses are deciding to design their own websites and execute online advertising campaigns themselves, reducing the number of potential customers. There are a large number of companies that provide website templates that a business can purchase and alter easily, without the need to hire a web development company. While basic coding knowledge is needed to effectively customize a template and incorporate social management and monitoring solutions to fit an individual business’s needs, many new businesses are choosing to use an existing template versus paying for a new website design.

Our Company is also subject to other competitive risks of early stage and commercial businesses generally, and of technology businesses in particular, including competing in an environment where other companies may be better financed or have more experience than the Company. See “Risk Factors.”

Government Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic marketing may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in web usage and reduce the demand for our products.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the internet. As a result, they do not contemplate or address the unique issues of the internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our services result in the distribution of advertisements over the internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

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Consumer Protection Regulation

Advertising and promotional activities presented to visitors on our website or our clients’ website’s will be subject to federal and state consumer protection laws that regulate unfair and deceptive practices. We will also be subject to various other federal and state consumer protection laws.

The FTC and many state attorneys general are applying federal and state consumer protection laws to advertising activities and to require that the online collection, use and dissemination of data, including personal information, and the presentation of website content, comply with certain standards for notice, choice, security and access. Courts may also adopt these developing standards. In many cases, the specific limitations imposed by these standards are subject to interpretation by courts and other governmental authorities. We believe that we will be in compliance with the consumer protection standards that apply to our website, but a determination by a state or federal agency or court that any of our potential practices do not meet these standards could result in liability and adversely affect our business. New interpretations of these standards could also require us to incur additional costs and restrict our business operations. In addition, claims that we are violating any such standards could, even if we are not found liable, be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

In October 2009, the FTC adopted revised Guides Concerning the Use of Endorsements and Testimonials in Advertising. These Guides, which were last updated in 1980, became effective December 1, 2009. In addition to revising certain provisions regarding disclosures relating to endorsements and testimonials, the FTC clarified the Guides’ applicability to online and social media forums. In 2013, the FTC also revised guidance applicable to online advertising known as the Dot Com Disclosures, which was originally released in 2000. The revised Guides, the revised Dot Com Disclosures, and a 2013 FTC workshop on “native advertising” (i.e., blending advertising content with other content) may be an indication that the FTC may apply increased scrutiny to the use of endorsements, testimonials, and other advertising content online and through traditional media. To the extent we may rely on endorsements or testimonials, we will review any relevant relationships for compliance with the Guides and we will otherwise endeavor to follow legal standards applicable to advertising.

Data Protection Regulations

With the recent increase in publicity regarding data breaches resulting in improper dissemination of consumer information, many states have passed laws regulating the actions that a business must take if it experiences a data breach, such as prompt disclosure to affected customers. Generally, these laws are limited to electronic data and make some exemptions for smaller breaches. Congress has also been considering similar federal legislation relating to data breaches. The FTC has also prosecuted some data breach cases as unfair and/or deceptive acts or practices under the Federal Trade Commission Act. In addition to data breach notification laws, some states have enacted statutes and rules requiring businesses to reasonably protect certain types of personal information they hold or to otherwise comply with certain specified data security requirements for personal information. These laws may apply directly to our business or indirectly by contract when we provide services to other companies. We intend to continue to comprehensively protect all consumer data and to comply with all applicable laws regarding the protection of this data.

CAN-SPAM Act

On January 1, 2004, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, became effective. The CAN-SPAM Act regulates commercial emails, provides a right on the part of the recipient to request the sender to stop sending messages, and establishes penalties for the sending of email messages that are intended to deceive the recipient as to source or content. Under the CAN-SPAM Act, senders of commercial emails (and other persons who initiate those emails) are required to make sure that those emails do not contain false or misleading transmission information. Commercial emails are required to include a valid return email address and other subject heading information so that the sender and the internet location from which the message has been sent are accurately identified. Recipients must be furnished with an electronic method of informing the sender of the recipient’s decision to not receive further commercial emails. In addition, the email must include a postal address of the sender and notice that the email is an advertisement.

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We will apply the CAN-SPAM requirements to our future email communications, and believe that our email practices will comply with the requirements of the CAN-SPAM Act. Many states have also enacted anti-spam laws. The CAN-SPAM Act preempts many of these statutes. To the extent that these laws are not preempted, we believe that our future email practices comply with these laws.

Research and Development Activities and Costs

We have not incurred any expenses and have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Compliance with Environmental Laws

There are no special environmental laws for offering marketing and advertising services on the internet.

 Employees

Other than our sole officer and director, we have no full-time or part-time employees of our business or operations who are employed at will by the IWEB, Inc.

B. Description of Property

Our offices are currently located at 8952 Bracken Clift Ct., Las Vegas, Nevada 89129. Our telephone number is (760) 471-5043. We do not own any real property or significant assets. As we are not generating sufficient revenue at this time to justify a separate corporate office, the principal executive office is also the personal residence of a friend of our president and sole director, Dmitriy Kolyvayko. The Company has been provided the office space at no cost for a term of one year, from February 2015 until February 2016. Once our business grows and generates sufficient revenue, we will look for a more suitable office space in a separate corporate office. Management believes that this office space will meet our needs for the next 12 months.

C. Legal Proceedings

The Company is not involved in any pending legal proceeding nor is it aware of any pending or threatened litigation against us.

D. Market for Common Equity and Related Stockholder Matters

No public market currently exists for shares of the Company’s common stock. Following completion of this offering, The Company intends to contact an authorized market maker for sponsorship to have its common stock quoted on the Over-the-Counter Bulletin Board.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

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a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
b.	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
c.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
d.	contains a toll-free telephone number for inquiries on disciplinary actions;
e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

1)	the bid and offer quotations for the penny stock;
2)	the compensation of the broker-dealer and its salesperson in the transaction;
3)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4)	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for the Company’s stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling their securities.

Holders of The Company’s Common Stock

As of the date of this Prospectus, the Company has one (1) shareholder of record.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The Company does not have a Stock Transfer Agent as of this filing, but will appoint one in the near future.

E. Financial Statements

The Company's financial statements are below on page F-1.

F. Selected Financial Data

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Working Capital	June 30, 2015 $
Total Assets	$6,970
Total Liabilities	$895
Working Capital	$6,075

Cash Flows	For the Period from February 17, 2015 (date of inception) to June 30, 2015 $
Cash Flows from (used in) Operating Activities	$5,970
Cash Flows from (used in) Investing Activities	-
Cash Flows from (used in) Financing Activities	$1,000
Net Increase (decrease) in Cash During Period	$6,970

G. Supplementary Financial Information

Included with the Financial Statements beginning on Page F-1 below.

H. Management's Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF IWEB, INC. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

Results for the Period from February 17, 2015 (Inception) through June 30, 2015

Revenues.

The Company’s revenues for the period February 17, 2015 (inception) through June 30, 2015 were $5,970. The Company earned this revenue through the designing the websites, showed customers opportunities to improve their websites and to increase the number of visitors for four different clients, since inception. None of these clients were related parties.

Cost of Revenues

The Company’s cost of revenues for the period February 17, 2015 (inception) through June 30, 2015 was $nil. The Company’s cost of revenues will increase in the future, as of June 30, 2015 the Company did not have any expenses in relation to the generation of our revenue.

Gross Profit/Loss.

The Company’s gross profit/loss for the period February 17, 2015 (inception) through June 30, 2015 was $5,970

General and Administrative Expenses.

General and administrative expenses for the period February 17, 2015 (inception) through June 30, 2015 were $nil.

Net Loss.

Net income for the period February 17, 2015 (inception) through June 30, 2015 was $5,075.

Impact of Inflation

We believe that the rate of inflation has had a negligible effect on our operations.

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Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing funds.

As of June 30, 2015, total current assets were $6,970.

As of June 30, 2015, total current liabilities were $895, which consisted of accrued income taxes.. We had working capital of $6,075, as of June 30, 2015.

During the period from February 17, 2015 (inception) through June 30, 2015, operating activities provided cash of $5,970. From revenue generated during the period. All other cash during the period was provided by sales of common stock.

Intangible Assets

The Company’s intangible assets were $nil as of June 30, 2015.

Material Commitments

The Company’s material commitments were $nil as of June 30, 2015.

Going Concern.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive web design or SEO business developments. For these reasons, the auditors stated in their report on the Company’s audited financial statements that they have substantial doubt that the Company will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of June 30, 2015, the Company has a net profit $5,075, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Over the next 12 months, the Company plans to start manufacturing and selling its mobile and web applications and related products. Upon the completion of this Offering, the Company plans to begin marketing its web design and SEO services and begin receiving larger revenues; however, the Company cannot estimate the amount of time that it will take for those activities to generate sufficient revenues. In order to continue as a going concern during the next fiscal year, the Company if it does not raise enough funds from this Offering will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned research and development of our web and mobile based products.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and

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assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 2 of the Company’s audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

I. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Since inception, the Company has had no changes in or disagreements with its accountants. The Company’s audited financial statements have been included in this prospectus in reliance upon KLJ & Associates, LLP, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

J. Quantitative and Qualitative Disclosures about Market Risk

None.

K. Directors, Executive Officers, Promoters and Control Persons

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name	Age	Position	Director Since
Dmitriy Kolyvayko	35	President, CEO, Treasurer, CFO, and Director	February 17, 2015

Dmitriy Kolyvayko has held the offices/positions since the inception of the Company, and he is expected to hold said offices/positions until the next annual meeting of the shareholders. The person named above is the company’s only officer, director, promoter and control person.

Background Information about The Company’s Officer and Director

Dmitriy Kolyvayko, Age 35: Mr. Kolyvayko, our founder and current sole officer and director, began designing websites as a hobby almost fifteen years ago. He subsequently moved to California where he graduated from Mira Costa College in Oceanside, CA in 2008 with a specialty as a Sterile Processing Department Technician, or Spd

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Technician. From 2009 to 2011 he worked as a Spd Technician at Scripps Memorial hospital. From 2011 to 2013 he worked in Kaiser Hospital in San Diego. As a Spd Technician Mr. Kolyvayko was responsible for the receiving of contaminated equipment, decontaminating that equipment and then repackaging the equipment in a sterile environment. In 2014 he decided that he wanted go back to what he loved and started his web design service and founded the Company. While working as a Spd Technician, Mr. Kolyvayko had to be very organized and detailed oriented, skills that have transferred well in his running of our business.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only one director whom is not independent, as he is also an officer. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive due to the current circumstances of the Company. Further, because there are only minimal operations at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

L. Executive Compensation and Corporate Governance

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officer paid by us during the period ended June 30, 2015, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Dmitriy Kolyvayko, President, Chief Executive Officer, Treasurer, and Director	2015	0	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the period ended June 30, 2015.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our director or executive officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Director Independence

The Board of Directors is currently composed of a single member. Dmitriy Kolyvayko does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Dmitriy Kolyvayko, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and

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documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Dmitriy Kolyvayko collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Dmitriy Kolyvayko, unless the communication is clearly frivolous.

M. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information at June 30, 2015, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) the Director, (iii) the Executive Officer and (iv) our Executive Officer and Director as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of June 30, 2015, the Company had 5,000,000 shares of Common Stock issued and outstanding.

Beneficial Name of Owner	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership Before Offering (1)	Percentage of Ownership After Offering
Dmitriy Kolyvayko	5,000,000	5,000,000	100%	80%
Our Officer and Director as a Group	5,000,000	5,000,000	100%	80%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 5,000,000 shares have been issued to the Company’s officer, director and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance. The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

N. Transactions With Related Persons, Promoters And Certain Control Persons

We received our initial funding of $1,000 through the sale of common stock to our President, Dmitriy Kolyvayko, who purchased 5,000,000 shares of our common stock at $0.0002 per share on February 17, 2015.

The shares that were issued to Dmitriy Kolyvayko were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

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Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which the Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction to which the Company proposes to be a party:

(A) any of the director(s) or executive officer(s);

(B) any nominee for election as one of the Company’s directors;

(C) any person who is known by the Company to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s Common Stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

There are not currently any conflicts of interest by or among the Company’s current officer, director, key employee or advisors. The Company has not yet formulated a policy for handling conflicts of interest, if any arise; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, the Company will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). We are subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, pursuant to Section 13(a) or 15(d) of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

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IWEB, Inc.

For the Period February 17, 2015 (Inception) to June 30, 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of IWEB, Inc.

We have audited the accompanying balance sheet of IWEB, Inc. (a development stage company) (the “Company”) as of June 30, 2015 , and the related statements of operations, stockholders’ equity, and cash flows for the period February 17, 2015 through June 30, 2015. IWEB, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IWEB, Inc. as of June 30, 2015 and for the period from February 17, 2015 (Inception) through June 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements the Company has limited working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 8. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP
Edina, MN
July 20, 2015

5201 Eden Avenue
Suite 300
Edina, MN 55436
630.277.2330

F-2

IWEB, INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS AS OF JUNE 30, 2015
As of June 30, 2015
ASSETS

Current assets:
Cash and cash equivalents	$6,970

Total Assets	$6,970

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accrued expenses	$895

Total Liabilities	895

Stockholder’s equity:
Common Stock, $0.0001 par value; 75,000,000 shares authorized, 5,000,000 shares outstanding	500
Additional paid-in capital	500
Retained earnings	5,075

Total stockholder’s equity	6,075

Total liabilities and stockholder’s equity	$6,970

The accompanying notes are an integral part of these financial statements.

F-3

IWEB, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS FOR THE PERIOD FROM FEBRUARY 17, 2015 (INCEPTION) TO JUNE 30, 2015
Period from February 17, 2015 (Inception) to June 30, 2015

Revenue	$5,970

Operating Expenses
General and administrative	—

Total operating expenses	—

Net income from operations before income taxes	5,970

Provision for income taxes	(895)

Net income	$5,075

Net Income Per Share	0.00

Weighted Average Shares Outstanding	5,000,000

The accompanying notes are an integral part of these financial statements.

F-4

IWEB, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM FEBRUARY 17, 2015 (INCEPTION) TO JUNE 30, 2015
Period from February 17, 2015 (Inception) through June 30, 2015
Cash flows from operating activities:
Net income	$5,075

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Accrued expenses	895

Net cash provided by (used in) operating activities	5,970

Cash flows from investing activities:

Net cash used in investing activities	—

Cash flows from financing activities:
Proceeds from sale of common stock	1,000
Net cash provided by (used in) financing activities	1,000

Net increase in cash	6,970

Cash, beginning of the period	—
Cash, end of the period	$6,970

Supplemental disclosures of cash flow information
Cash paid during year for:
Interest	$—
Income Taxes	$—

The accompanying notes are an integral part of these financial statements.

F-5

IWEB, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF STOCKHOLDERS’ EQUITY FROM FEBRUARY 17, 2015 (INCEPTION) TO JUNE 30, 2015
	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount

Balance, February 17, 2015 (Inception)	—	$—	$—	$—	$—

Common stock to owner on February 17, 2015 (Inception)	5,000,000	500	500	—	1,000

Net income for the period	—	—	—	5,075	5,075

Balance, June 30, 2015	5,000,000	$500	$500	$5,075	$6,075

The accompanying notes are an integral part of these financial statements.

F-6

IWEB.INC INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2015

NOTE 1 – DESCRIPTION OF BUSINESS

IWEB. INC. (the “Company”) was incorporated under the laws of the State of Nevada in February17, 2015. The primary operations of the business will be actively engaged in providing high impact internet marketing strategies to internet based businesses and people seeking to create a websites. These services seek to place customers’ website in search engine rankings for selected keywords that describe the product or service offered by the customer. This is a highly technical strategy that involves the use of algorithms for relevant content. We provide customers with the web application development services for many different computing needs. The primary focus of these services is the development of Web sites technology using different types of templates such as: HTML, Word Press, MotoCMS HTML, OpenCart.

As a development-stage, the Company had limited operating revenues through June 30, 2015. The revenue was generated from clients’ payments. The Company is currently devoting substantially of its present time to establishing a web business and searching for new clients.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Revenue recognition

Revenue is recognized in accordance with Staff Accounting Bulletin “Revenue Recognition in Financial Statements,” as revised on SAB No. 104. As such, the Company recognizes revenue when work is done or services have been rendered.

Specifically for our business we considered recognizes revenue on the accrual basis, which considers revenue to be earned when the services have been performed. Revenues are recognized when the rights and responsibility for websites have passed to the client. We considered gross revenue as a principal. Our revenue includes the gross amounts that come from Client for web service.

Cost of service

Amounts that will be recorded as cost of service relate to expenses incurred for service process. Such costs are recorded and allocated as incurred. Our service cost will consist primarily of the Intellectual work, time and expenses that we spent for service implement.

Net income per common share

Basic income per common share is computed based upon the weighted average number of common shares outstanding during the period.

Cash equivalents

The Company considers all highly liquid instruments to work in cash equivalent segment. The Company's bank accounts are deposited in Chase financial institutions.

F-7

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

NOTE 3 – COMMON STOCK ISSUED AND OUTSTANDING

The Company has authorized 75,000,000 common shares at $0.0001par value, of which 5,000,000 shares are issued and outstanding as of February 17, 2015. These shares were issued to our sole director for $1,000.

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

NOTE 5 – CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at the Chase bank. The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution. The Company’s cash balances at June 30, 2015 were within FDIC insured limits.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of its business. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 7 – STOCKHOLDERS’ EQUITY

From the Company’s inception on February 17, 2015 through June 30, 2015, the Company has issued 5,000,000 shares of common stock to the Company founder. This amount included in to the financial statements.

NOTE 8 – GOING CONCERN

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended June 30, 2015, the Company had a net profit of $5,075 and small working capital of $6,970. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern.

F-8

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 9 – SUBSEQUENT EVENTS

The Company has a pending Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission to register 1,250,000 shares of common stock. We anticipate the Registration Statement will become effective in the near future and we will be able to sell the shares.

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred, other than noted in the paragraph above, that require recognition or disclosure in the financial statements.

F-9

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution are as follows:

SEC Filings fees	$ 1,000
Transfer Agent	1,000
Misc. Expenses	500
Legal and Accounting	10,000
Total Offering Expenses	12,500

Item 14. Indemnification of directors and officers

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We received our initial funding of $1,000 through the sale of common stock to our President, Dmitriy Kolyvayko, who purchased 5,000,000 shares of our common stock at $0.0002 per share on February 17, 2015.

All of the above offerings and sales were deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, and transfer was restricted by IWEB, Inc., in accordance with the requirements of the Securities Act of 1933.

Item 16. Exhibits

The following exhibits are included in this registration statement:

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Exhibit. No.	Description of Exhibit	Filing

3.1	Articles of Incorporation	Filed with the SEC on July 24, 2013, as part of the Company’s Registration Statement on Form S-1.

3.2	By-laws	Filed with the SEC on July 24, 2013, as part of the Company’s Registration Statement on Form S-1.

5.1	Legal Opinion of Law Office of Andrew Coldicutt	Filed with the SEC on July 24, 2013, as part of the Company’s Registration Statement on Form S-1.

10.1	Form of Subscription Agreement	Filed with the SEC on July 24, 2013, as part of the Company’s Registration Statement on Form S-1.

10.2	Form of Web Design Contract	Filed with the SEC on July 24, 2013, as part of the Company’s Registration Statement on Form S-1..

23.1	Consent of KLJ & Associates, LLP	Filed herewith.

23.2	Consent of Law Office of Andrew Coldicutt (attached as part of Exhibit 5.1)	Filed with the SEC on July 24, 2013, as part of the Company’s Registration Statement on Form S-1.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

-39-

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

-40-

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Las Vegas on September 1, 2015.

IWEB, Inc.

By	/s/ Dmitriy Kolyvayko
Dmitriy Kolyvayko
Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dmitriy Kolyvavko	Chief Executive Officer	September 1, 2015
Dmitriy Kolyvavko	Title	Date

/s/ Dmitriy Kolyvavko	Principal Financial Officer	September 1, 2015
Dmitriy Kolyvavko	Title	Date

/s/ Dmitriy Kolyvavko	Principal Accounting Officer	September 1, 2015
Dmitriy Kolyvavko	Title	Date

/s/ Dmitriy Kolyvavko	Director	September 1, 2015
Dmitriy Kolyvavko	Title	Date

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